UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12
Sight Sciences, Inc.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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NOTICE & PROXY STATEMENT

2023 Annual Meeting of Stockholders
Thursday, June 8, 2023
9:00 a.m. Pacific Time

SIGHT SCIENCES, INC.
4040 CAMPBELL AVE, SUITE 100
MENLO PARK, CA 94025

April 26, 2023
To Our Stockholders:
You are cordially invited to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Sight Sciences, Inc. at 9:00 a.m. Pacific Time, on Thursday, June 8, 2023. The Annual Meeting will be held virtually via live webcast at www.virtualshareholdermeeting.com/SGHT2023.
The Notice of Annual Meeting of Stockholders and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting. Please see the section of this Proxy Statement titled “Who may attend the Annual Meeting?” for more information about how to attend the Annual Meeting online.
Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. We encourage you to read this Proxy Statement and promptly submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail, the section of this Proxy Statement titled “Questions and Answers About the 2023 Annual Meeting of Stockholders,” or, if you requested to receive printed proxy materials, your printed proxy card. If you decide to attend the Annual Meeting, you will be able to vote online, even if you have previously submitted your proxy.
Thank you for your support.
Sincerely,

/s/ Paul Badawi
Paul Badawi
President and Chief Executive Officer

SIGHT SCIENCES, INC.
4040 Campbell Ave, Suite 100
Menlo Park, CA 94025

NOTICE OF VIRTUAL ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD THURSDAY, JUNE 8, 2023
To Our Stockholders:
We are pleased to invite you to virtually attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Sight Sciences, Inc., a Delaware corporation (the “Company,” “our,” or “us”), which will be held at 9:00 a.m. Pacific Time on Thursday, June 8, 2023. The Annual Meeting will be held virtually via live webcast. You will be able to attend the Annual Meeting online, submit your questions and vote your shares during the meeting by visiting www.virtualshareholdermeeting.com/SGHT2023 and entering your 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card, or on the instructions that accompanied your proxy materials. The Annual Meeting will be held for the following purposes:
•
To elect Staffan Encrantz and Catherine Mazzacco as Class II Directors to serve until the 2026 Annual Meeting of Stockholders and until each such director’s respective successor is elected and qualified or until each such director’s earlier death, resignation or removal;

•	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023; and
•	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment of the Annual Meeting.
Holders of record of our common stock as of the close of business on April 11, 2023 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. A complete list of such stockholders will be open to the examination of any stockholder for a period of ten days prior to the Annual Meeting for a purpose germane to the Annual Meeting by sending an email to Jeremy Hayden, Chief Legal Officer, at jhayden@sightsciences.com, stating the purpose of the request and providing proof of ownership of our common stock. The list of these stockholders will also be available on the bottom of your screen during the Annual Meeting after entering the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card, or on the instructions that accompanied your proxy materials. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.
It is important that your shares be represented at the Annual Meeting regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting online, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further proxy solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.
By Order of the Board of Directors

/s/ Paul Badawi
Paul Badawi
President and Chief Executive Officer
Menlo Park, California
April 26, 2023
Approximate Date of Mailing of Notice of Internet Availability of Proxy Materials: April 26, 2023

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Proxy Statement contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may relate to our future financial performance, results of operations, business outcomes, governance decisions, executive compensation, or other future events. You can identify forward-looking statements by the use of words such as “may,” “will,” “could,” “anticipate,” “expect,” “intend,” “believe,” “continue,” or the negative of such terms, or other comparable terminology. Forward-looking statements also include the assumptions underlying or relating to such statements. We have based these forward-looking statements on our current expectations and projections about future events that we believe may affect our business, results of operations and financial condition.
The outcomes of the events described in these forward-looking statements are subject to risks, uncertainties and other factors described in Item 1A, “Risk Factors,” and elsewhere, in our Annual Report on Form 10-K for the year ended December 31, 2022 (the “2022 Annual Report”), as well as the other reports we file with the Securities and Exchange Commission (the “SEC”) from time to time. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results could differ materially from those expressed in or implied by the forward-looking statements. The forward-looking statements made in this Proxy Statement relate only to events as of the date of this Proxy Statement. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made.
i

SIGHT SCIENCES, INC.
4040 Campbell Avenue, Suite 100
Menlo Park, CA 94025
PROXY STATEMENT
This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Sight Sciences, Inc. of proxies to be voted at our Annual Meeting of Stockholders to be held at 9:00 a.m. Pacific Time, on Thursday, June 8, 2023 (the “Annual Meeting”), and at any continuation, postponement or adjournment of the Annual Meeting. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/SGHT2023 and entering your 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.
Holders of record of our common stock as of the close of business on April 11, 2023 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement or adjournment of the Annual Meeting, and will vote together as a single class on all matters presented at the meeting. Each share of our common stock entitles its holders to one vote per share on each matter presented to our stockholders. As of the Record Date, there were 48,452,192 shares of common stock outstanding and entitled to vote at the Annual Meeting.
This Proxy Statement and the 2022 Annual Report will be made available on or about April 26, 2023 to our stockholders on the Record Date.
In this Proxy Statement, “Sight,” “Sight Sciences,” “Company,” “we,” “us,” and “our” refer to Sight Sciences, Inc.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, JUNE 8, 2023
This Proxy Statement and the 2022 Annual Report are available at http://www.proxyvote.com
Proposals
At the Annual Meeting, our stockholders will be asked:
•
To elect Staffan Encrantz and Catherine Mazzacco as Class II Directors to serve until the 2026 Annual Meeting of Stockholders and until each such director’s respective successor is elected and qualified or until each such director’s earlier death, resignation or removal;

•	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023; and
•	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment of the Annual Meeting.
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Recommendations of the Board
The Board recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of common stock will be voted on your behalf as you direct. If not otherwise specified, the shares of common stock represented by the proxies will be voted, and the Board recommends that you vote:
•
“FOR” the election of Staffan Encrantz and Catherine Mazzacco as Class II Directors to serve until the 2026 Annual Meeting of Stockholders and until each such director’s respective successor is elected and qualified or until each such director’s earlier death, resignation or removal; and

•	“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.
If any other matter is presented to our stockholders at the Annual Meeting, the proxies named on the Company’s proxy card will vote thereon in their discretion. The Board is not aware of any matters to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting.
Information About This Proxy Statement
Why You Received this Proxy Statement. You are viewing or have received these proxy materials because our Board is soliciting your proxy to vote your shares at the Annual Meeting. This Proxy Statement includes information that we are required to provide to you under the rules of the SEC and that is designed to assist you in voting your shares.
Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, Sight Sciences is making this Proxy Statement and the 2022 Annual Report available to its stockholders electronically via the Internet. On or about April 26, 2023, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this Proxy Statement and the 2022 Annual Report and vote by telephone or Internet. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in this Proxy Statement and the 2022 Annual Report. The Internet Notice also instructs you on how you may submit your proxy by telephone or over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.
Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.
Householding. The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. (“Broadridge”) by telephone at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact Broadridge at the above telephone number or address.

QUESTIONS AND ANSWERS ABOUT THE 2023 ANNUAL MEETING OF STOCKHOLDERS
Why have we elected to hold a virtual meeting?
We believe hosting a virtual annual meeting encourages increased stockholder attendance and participation because stockholders can participate from any location around the world. A virtual meeting format also reduces the costs to the Company associated with holding the Annual Meeting, as well as the cost to our stockholders of attending the meeting. You will be able to attend the Annual Meeting online and submit your questions by visiting www.virtualshareholdermeeting.com/SGHT2023. You also will be able to vote your shares electronically at the Annual Meeting by following the instructions below.
Who is entitled to vote at the Annual Meeting?
The Record Date for the Annual Meeting is April 11, 2023. You are entitled to vote at the Annual Meeting only if you were a “record holder” at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. Each outstanding share of our common stock is entitled to one vote for each matter before the Annual Meeting. At the close of business on the Record Date, there were 48,452,192 shares of common stock outstanding and entitled to vote at the Annual Meeting.
What is the difference between being a “record holder” and holding shares in “street name”?
A record holder holds shares in his or her name with our transfer agent. As a record holder, you may vote at the Annual Meeting or by proxy. If you are a record holder and you indicate when voting that you wish to vote as recommended by our Board, or if you submit a vote by proxy without giving specific voting instructions, then the proxies named on the Company’s proxy card will vote your shares as recommended by our Board on all matters described in this Proxy Statement. Paul Badawi and Jim Rodberg, the designated proxies, are members of our management.
If, on the Record Date, your shares were held in an account at a bank or brokerage firm, then you are the “beneficial owner” of those shares held in “street name” and these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of the proxy materials. The nominee holding your account is considered the record holder for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. If your shares are held in street name, you may not vote your shares online at the Annual Meeting unless you obtain a legal proxy from your bank or brokerage firm.
How many shares must be present to hold the Annual Meeting?
A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting online or by proxy of the holders of a majority of the voting power of all of the shares of our common stock issued and outstanding and entitled to vote as of the close of business on the Record Date will constitute a quorum. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.
Who may attend the Annual Meeting?
You may attend and participate in the Annual Meeting online only if you are a Sight Sciences stockholder who is entitled to vote at the Annual Meeting, or if you hold a valid proxy for the Annual Meeting. You may attend and participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/SGHT2023. To attend and participate in the Annual Meeting, you will need the 16-digit control number included on your Internet Notice, on your proxy card, or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or brokerage firm to obtain your 16-digit control number or otherwise vote through your bank or brokerage firm. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date.
The Annual Meeting webcast will begin promptly at 9:00 a.m. Pacific Time. We encourage you to access the Annual Meeting prior to the start time. Online check-in will begin at 8:45 a.m. Pacific Time, and you should allow ample time for the check-in procedures.

What does it mean if I receive more than one Internet Notice or more than one set of proxy materials?
It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares held in each account. To ensure all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by telephone or over the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.
How do I vote?
Record Holders. If you are a record holder, you may vote:
•	by Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card;
•	by Telephone—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the Internet Notice or proxy card;
•	by Mail—If you received printed copies of the proxy materials, you can vote by mail by signing, dating and mailing the proxy card; or
•
Electronically at the Meeting—If you attend the Annual Meeting online, you will need the 16-digit control number included on your Internet Notice, on your proxy card, or on the instructions that accompanied your proxy materials to vote electronically during the meeting.

Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on June 7, 2023. To participate in the Annual Meeting, including to vote via the Internet or telephone, you will need the 16-digit control number included on your Internet Notice, on your proxy card, or on the instructions that accompanied your proxy materials.
Whether or not you expect to attend the Annual Meeting online, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy, you may still decide to attend the Annual Meeting and vote your shares electronically.
Beneficial Owners of Shares Held in “Street Name.” If your shares are held in “street name” through a bank or brokerage firm, you will receive instructions on how to vote from the bank or brokerage firm. You must follow their instructions in order for your shares to be voted. Internet and telephone voting may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares online at the Annual Meeting, you should contact your bank or brokerage firm to obtain a 16-digit control number or otherwise vote through the bank or brokerage firm. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date.
Can I change my vote after I submit my proxy?
Yes. If you are a record holder, you may revoke your proxy and change your vote:
•	by submitting a duly executed proxy bearing a later date;
•	by granting a subsequent proxy through the Internet or telephone;
•	by giving written notice of revocation to the Secretary of Sight Sciences prior to or at the Annual Meeting; or
•	by voting online at the Annual Meeting.
Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote online at the Annual Meeting.
If you are a beneficial owner of shares held in street name, you may change or revoke your voting instructions by following the directions provided to you by your bank or brokerage firm, or you may vote online at the Annual Meeting by obtaining your 16-digit control number or otherwise voting through the bank or brokerage firm.
Who will count the votes?
A representative of Broadridge, our inspector of election, will tabulate and certify the votes.

What if I do not specify how my shares are to be voted?
If you submit a proxy but do not provide any voting instructions, the persons named as proxies on the Company’s proxy card will vote in accordance with the recommendations of the Board. The Board’s recommendations are described above.
What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website, and the information for assistance will be located on www.virtualshareholdermeeting.com/SGHT2023.
Will there be a question and answer session during the Annual Meeting?
As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer questions submitted online during the meeting that are pertinent to the business of the Company or the Annual Meeting, as time permits. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures discussed above will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic.
We will not address questions that are, among other things:
•	irrelevant to the business of the Company or to the business of the Annual Meeting;
•	related to material non-public information of the Company, including the status or results of our business since our last periodic report filing;
•	related to any pending, threatened or ongoing litigation;
•	related to personal grievances;
•	derogatory references to individuals or that are otherwise in bad taste;
•	substantially repetitious of questions already made by another stockholder;
•	in excess of the two question limit;
•	in furtherance of the stockholder’s personal or business interests; or
•	out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chairperson or Secretary in their reasonable judgment.
Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder.
How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non-votes be treated?
Proposal	Votes Required	Effect of Votes Withheld or Abstentions and Broker Non-Votes
Proposal 1: Election of Directors	The plurality of the votes cast. This means that the two nominees receiving the highest number of affirmative “FOR” votes will be elected as Class II Directors.	Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon.
Abstentions are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. Because a bank or brokerage firm may generally vote without instructions on this proposal, we do not expect any broker non-votes on this proposal.

What are broker non-votes and do they count for determining a quorum?
Generally, broker non-votes occur when shares held in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (i) has not received voting instructions from the beneficial owner, and (ii) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as Proposal 2, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as Proposal 1. Broker non-votes count for purposes of determining whether a quorum is present.
Where can I find the voting results of the Annual Meeting?
We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC within four business days after the Annual Meeting.

PROPOSALS TO BE VOTED UPON
Proposal 1: Election of Directors
Election of Directors
At the Annual Meeting, our stockholders are being asked to vote for two Class II Director nominees, Staffan Encrantz and Catherine Mazzacco, to hold office until the 2026 Annual Meeting of Stockholders and until each such director’s respective successor is elected and qualified, or until each such director’s earlier death, resignation or removal. Mr. Encrantz is a current member of the Board and a Class II Director whose term expires at the Annual Meeting.
Both director nominees have consented to serve if elected, and the Board has no reason to believe that either of the nominees will be unable or unwilling to serve as a director. If, however, either Mr. Encrantz or Ms. Mazzacco withdraws or otherwise becomes unable to serve, our Board may decrease the size of the Board, or the proxies may be voted for the election of a substitute director nominee our Board may recommend in place of the nominee.
Board Structure and Membership
As set forth in our Restated Certificate of Incorporation, the Board is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The current class structure of the Board is as follows: Class I Directors, whose term will expire at the 2025 Annual Meeting of Stockholders; Class II Directors, whose current term will expire at the Annual Meeting and, if elected at the Annual Meeting, whose subsequent term will expire at the 2026 Annual Meeting of Stockholders; and Class III Directors, whose term will expire at the 2024 Annual Meeting of Stockholders. The current Class I Directors are Paul Badawi, Brenda Becker and Erica Rogers; the current Class II Directors are Staffan Encrantz and Valeska Schroeder, Ph.D., whose term will expire at the Annual Meeting; and the current Class III Directors are David Badawi, M.D., Tamara Fountain, M.D. and Donald Zurbay. Ms. Mazzacco will succeed Dr. Schroeder as a Class II Director if elected at the Annual Meeting.
We currently have eight directors on our Board. Our Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the authorized number of directors may be changed from time to time by the Board. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of the voting power of all of the then outstanding shares of voting stock of the Company entitled to vote at an election of directors.
Vote Required
The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the two nominees receiving the highest number of affirmative “FOR” votes will be elected as Class II Directors. Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.
Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.
Recommendation of the Board
The Board unanimously recommends a vote “FOR” the election of each of the Class II Director nominees.

Nominees For Class II Director (terms to expire at the 2026 Annual Meeting of Stockholders)
The director nominees for election to the Board as Class II Directors are as follows:
Name	Age	Served as a Director Since	Position with Sight Sciences
Staffan Encrantz	71	2017	Chairperson of the Board
Catherine Mazzacco	58	—	Director Nominee
The principal occupations and business experience, for at least the past five years, of each Class II Director nominee are as follows:
Staffan Encrantz
Staffan Encrantz has served as Chairperson of the Board since 2017. Mr. Encrantz is the President and Founder of Allegro Investment Inc., the investment manager of Allegro Investment Fund, L.P., and has served as such since 1997. Mr. Encrantz holds a Bachelor of Law and a Business Studies degree from Uppsala University, Sweden.
We believe that Mr. Encrantz’ financial and industry experience qualify him to serve on the Board.
Catherine Mazzacco
Ms. Mazzacco was Chief Executive Officer and President of LEO Pharma, a privately owned global pharmaceutical company, and a member of its board of directors, from August 2019 to November 2021. Prior to this role, Ms. Mazzacco was Senior Vice President, Global Commercial Operations, Life Sciences Division at GE HealthCare, a leading global medical technology, pharmaceutical diagnostics and life sciences company, from February 2018 to May 2019. Before joining GE HealthCare, Ms. Mazzacco spent over 25 years at Abbott Laboratories, a major multinational publicly traded healthcare company where she held several global senior operational and strategic leadership roles, including Vice President, Global Commercial Operations, Abbott Vision Division from 2011 to 2017. Ms. Mazzacco has served as a member of the board of directors of Krystal Biotech, Inc. since March 2023 and is a member of its Nominating and Corporate Governance Committee and its Commercial Advisory Committee. Ms. Mazzacco is a Member of the Supervisory Board and Remuneration & Nomination Committee of Servier, a privately owned global pharmaceutical company. Ms. Mazzacco holds a Bachelor of Science in Engineering, Option Biotechnology from the University of Compiègne in France.
We believe that Ms. Mazzacco’s deep healthcare knowledge as well as her extensive international, commercial, operational and transformation expertise qualifies her to serve as a member of our Board.
Continuing Members of the Board:
Class III Directors (terms to expire at the 2024 Annual Meeting of Stockholders)
The current members of the Board who are Class III Directors are as follows:
Name	Age	Served as a Director Since	Position with Sight Sciences
Donald Zurbay	55	2020	Director
David Badawi, M.D.	53	2011	Chief Technology Officer and Director
Tamara Fountain, M.D.	60	2022	Director
The principal occupations and business experience, for at least the past five years, of each Class III Director are as follows:
Donald Zurbay
Donald Zurbay has served as a member of our Board since July 2020. Since October 2022, Mr. Zurbay has served as the Chief Executive Officer of Patterson Companies, a global medical device company. From June 2018 to October 2022, Mr. Zurbay served as the Chief Financial Officer of Patterson Companies. From March 2004 to February 2017, Mr. Zurbay held various leadership positions at St. Jude Medical, Inc., where he most recently served as Vice President and Chief Financial Officer from August 2012 to January 2017. Mr. Zurbay currently serves on the board of Silk Road Medical and served on the board of Avedro, Inc. from July 2017 to November 2019. Mr. Zurbay holds a B.S. in Business Accounting from the University of Minnesota.

We believe that Mr. Zurbay’s experience with publicly-traded healthcare companies and financial expertise qualify him to serve on our Board.
David Badawi, M.D.
David Badawi is a co-founder of our Company and has served as our Chief Technology Officer and a member of our Board since the Company was founded in 2011. Since 2012, Dr. Badawi has also served as the president and a practicing ophthalmologist at Central Eye Care Ltd, an ophthalmology practice. Dr. Badawi holds an M.D. from Georgetown University and a B.S. in Microbiology from the University of Maryland.
We believe that Dr. Badawi’s ophthalmic medical experience and knowledge of our Company qualify him to serve on our Board.
Tamara Fountain, M.D.
Tamara Fountain has served as a member of our Board since July 2022. Dr. Fountain served as a member of the board of directors from January 2020 to January 2023 and as the 2021 President of the American Academy of Ophthalmology and was named to the board of directors of the American Board of Ophthalmology in January 2022. She has also served as a member of the board of directors of RxSight (NASDAQ: RXST) since January 2022. She has been on faculty at Rush University Medical Center in Chicago since May 1998 where she is professor of ophthalmology and section chair emeritus of ophthalmic plastic and reconstructive surgery. She has maintained a private practice, Ophthalmology Partners, Ltd., on Chicago’s North Shore since December 2000. Dr. Fountain was chair for Alumni Fund Giving at Harvard Medical School from January 2016 to June 2019 and served as President of the American Society of Ophthalmic Plastic and Reconstructive Surgery in 2018 and as a member of the board of directors from January 2016 to January 2020. She served 15 years on the board of directors of Ophthalmic Mutual Insurance Company (“OMIC”). At the end of her term, Dr. Fountain was elected OMIC’s first woman chair of its board of directors and chair of its audit committee, serving January 2014 to December 2015. Dr. Fountain was President of the Illinois Society of Eye Physicians and Surgeons from January 2002 to December 2005. Dr. Fountain received her B.A. in Human Biology from Stanford University, her M.D. from Harvard Medical School, and in 1992, completed her residency in ophthalmology at Johns Hopkins Hospital’s Wilmer Eye Institute.
We believe that Dr. Fountain’s ophthalmic medical experience and her leadership role in the ophthalmology field qualify her to serve on our Board.
Class I Directors (terms to expire at the 2025 Annual Meeting of Stockholders)
The current members of the Board who are Class I Directors are as follows:
Name	Age	Served as a Director Since	Position with Sight Sciences
Paul Badawi	48	2011	President, Chief Executive Officer and Director
Erica Rogers	60	2019	Director
Brenda Becker	63	2022	Director
The principal occupations and business experience, for at least the past five years, of each Class II Director are as follows:
Paul Badawi
Paul Badawi is a co-founder of our Company and has served as our Chief Executive Officer and a member of our Board since the Company was founded in 2011. Mr. Badawi holds an M.B.A. from the University of California, Los Angeles and a B.S. in Biological Sciences from the University of Chicago.
We believe that Mr. Badawi’s experience in the industry and knowledge of our Company qualify him to serve on our Board.
Erica Rogers
Erica Rogers has served as a member of our Board since November 2019. Since October 2012, Ms. Rogers has served as President and Chief Executive Officer and a member of the board of directors of Silk Road Medical, a medical device company. Ms. Rogers also served as a member of the board of directors and member of the compensation and audit committee of Lucira Health, a diagnostics company, from August 2020 to September 2022, and currently serves as an advisor to Alydia Health and Venture Investors. Ms. Rogers holds a B.S. in Zoology from San Diego State University.
We believe that Ms. Rogers’ experience in the medical device industry qualifies her to serve on our Board.
Brenda Becker
Brenda Becker has served as a member of our Board since March 2022. Since 2007, Ms. Becker has served as the Senior Vice President, Global Government Affairs for Boston Scientific. Prior to joining Boston Scientific in 2007, Ms. Becker served in the George W. Bush administration under former Vice President Dick Cheney as Assistant to the Vice President for Legislative Affairs. In that capacity, she advised the Vice President and senior White House staff on legislative strategy from 2004 to 2007. In addition, from 2001 to 2004, Ms. Becker served as the Assistant Secretary for Legislative and Intergovernmental Affairs at the U.S. Department of Commerce where she provided counsel to the Secretary of Commerce and other senior commerce officials. Ms. Becker holds a B.A. in Political Science and Public Administration from Michigan State University and an M.B.A. from Central Michigan University.
We believe that Ms. Becker’s experience in the medical device industry and legislative expertise qualify her to serve on our Board.
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm
Our Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. Our Board has directed that this appointment be submitted to our stockholders for ratification at the Annual Meeting. Although ratification of our appointment of Deloitte & Touche LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice. Deloitte & Touche LLP has served as our independent registered public accounting firm since 2019.
Neither Deloitte & Touche LLP nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit services. A representative of Deloitte & Touche LLP is expected to attend the Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.
In the event that the appointment of Deloitte & Touche LLP is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent auditors for the fiscal year ending December 31, 2024. Even if the appointment of Deloitte & Touche LLP is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interest of the Company.
Vote Required
This proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon. Abstentions are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. Because a bank or brokerage firm may generally vote without instructions on the ratification of the appointment of Deloitte & Touche LLP, we do not expect any broker non-votes in connection with this proposal.
Recommendation of the Board

The Board unanimously recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee has reviewed the audited consolidated financial statements of as Sight Sciences, Inc., a Delaware corporation (the “Company”) for the fiscal year ended December 31, 2022 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission.
The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company.
Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
Audit Committee
Donald Zurbay (Chairperson)
Tamara Fountain, M.D.
Erica Rogers
This Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or Exchange Act.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS
The following table summarizes the fees of Deloitte & Touche LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years for audit and other services:
Fee Category	2022	2021
Audit Fees	$1,406,188	$2,280,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$1,406,188	$2,280,000
Audit Fees
Audit fees for the fiscal years ended December 31, 2022 and 2021 include fees associated with the audit of our consolidated balance sheets, our related consolidated statements of operations and comprehensive loss, and our consolidated statements of stockholders’ equity and cash flows, the assessment of our internal control over financial reporting, as well as the reviews of our Quarterly Reports on Form 10-Q. Audit fees for the fiscal year ended December 31, 2022 also include procedures performed with respect to our Form S-3 and Form S-8, each filed on March 16, 2023. Audit fees for the fiscal year ended December 31, 2021 also include fees associated with our initial public offering (“IPO”) of $1,100,000.
Audit-Related Fees
There were no audit-related fees for the fiscal years ended December 31, 2022 and 2021.
Tax Fees
There were no tax fees for the fiscal years ended December 31, 2022 and 2021.
All Other Fees
There were no other fees for the fiscal years ended December 31, 2022 and 2021.
Audit Committee Pre-Approval Policy and Procedures
The Audit Committee has adopted a policy (the “Pre-Approval Policy”) that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the independent auditor may be pre-approved. The Pre-Approval Policy generally provides that we will not engage Deloitte & Touche LLP to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). Unless a type of service to be provided by Deloitte & Touche LLP has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the Audit Committee or by a designated member of the Audit Committee to whom the committee has delegated the authority to grant pre-approvals. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative. The Audit Committee may, on a periodic basis, review and generally pre-approve the services (and related fee levels or budgeted amounts) that may be provided by Deloitte & Touche LLP without Deloitte & Touche LLP first obtaining specific pre-approval from the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations. The Audit Committee pre-approved all services performed since the Pre-Approval Policy was adopted.

EXECUTIVE OFFICERS
The following table identifies our current executive officers:
Name	Age	Position
Paul Badawi	48	President, Chief Executive Officer and Director
David Badawi, M.D.	53	Chief Technology Officer and Director
Alison Bauerlein	41	Chief Financial Officer and Treasurer
Sam Park	62	Chief Operating Officer
Jeremy Hayden	53	Chief Legal Officer
The biographies for Paul Badawi and David Badawi, M.D. are set forth in the section titled “Proposals to be Voted Upon – Proposal 1: Election of Directors.”
Alison Bauerlein
Ms. Bauerlein has served as our Chief Financial Officer and Treasurer since April 2023. Ms. Bauerlein co-founded Inogen, Inc., a medical technology company, in 2001, and previously served as Inogen’s Executive Advisor from December 2021 to April 2022, and Chief Financial Officer, from 2009 until December 2021. Ms. Bauerlein also served as Inogen’s Executive Vice President of Finance from March 2014 until December 2021, Corporate Secretary from 2002 until July 2021, and Corporate Treasurer from 2002 until December 2021. Ms. Bauerlein has served as a member of the board of directors, and a member of the audit committee, of Pear Therapeutics, Inc. (Nasdaq: PEAR), a software-based digital therapeutics company, since December 2021, as a member of the board of directors, and a member of the audit committee, of Gelesis Holdings, Inc. (NYSE: GLS), a biotherapeutics company, since January 2022, and as a member of the board of directors of Koya Medical, Inc., a private company, since January 2021. Ms. Bauerlein received a B.A. in economics/mathematics with high honors from the University of California, Santa Barbara.
Sam Park
Mr. Park has served as our Chief Operating Officer since March 2020. From March 2016 to May 2019, Mr. Park served as the founder and Chief Executive Officer of Park Medical, a medical device company. Mr. Park holds a B.S. in Mechanical Engineering from the University of California, Irvine.
Jeremy Hayden
Mr. Hayden has served as our Chief Legal Officer since April 2020. From August 2017 to April 2020, Mr. Hayden served as General Counsel of Endologix, Inc. Prior to that, Mr. Hayden served as General Counsel and Vice President, Business Development at Cytori Therapeutics, Inc. from July 2015 to August 2017, and from May 2012 to July 2015, he served as Assistant General Counsel at Volcano Corporation, a publicly traded medical device company that was acquired by Royal Phillips in 2015. Mr. Hayden holds a J.D. from the University of Michigan Law School and an A.B. in Politics from Princeton University.

CORPORATE GOVERNANCE
General
Our Board has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics, and charters for our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our Corporate Governance Guidelines, our Code of Business Conduct and Ethics and our committee charters in the “Corporate Governance” section of the “Investors” page of our website located at www.sightsciences.com.
Board Composition
Our Board currently consists of eight members: Paul Badawi, David Badawi, M.D., Brenda Becker, Staffan Encrantz, Tamara Fountain, M.D., Erica Rogers, Valeska Schroeder, Ph.D. and Donald Zurbay. Dr. Schroeder’s term will expire at the Annual Meeting, and she is not standing for re-election at the meeting. Catherine Mazzacco, a director nominee at the Annual Meeting, will succeed Dr. Schroeder as a Class II Director if elected at the meeting.
As set forth in our Restated Certificate of Incorporation, the Board is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the authorized number of directors may be changed only by resolution of the Board. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds in voting power of all of the then outstanding shares of voting stock of the Company entitled to vote at an election of directors.
Director Independence
Our Board has determined that, of our current directors and director nominees, Brenda Becker, Staffan Encrantz, Tamara Fountain, M.D., Valeska Schroeder, Ph.D., Catherine Mazzacco, Erica Rogers and Donald Zurbay do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the rules of The Nasdaq Stock Market LLC (the “Nasdaq rules”). As required by the Nasdaq rules, our Board has made a subjective determination as to each independent director that no relationships exist that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board reviewed information provided by the directors and the director nominees with regard to each director’s or nominee’s business and personal activities and relationships as they may relate to us and our management.

Family Relationships
Except for Paul Badawi and David Badawi, who are brothers, there are no family relationships among any of our directors, director nominees or executive officers.
Board Diversity Matrix (as of April 26, 2023)
Total Number of Directors	8
	Female	Male	Non- Binary	Did Not Disclose
Part I: Gender Identity
Directors	4	4	—	—
Part II: Demographic Background
African American or Black	1	—	—
Alaskan Native or Native American	—	—	—
Asian	—	—	—
Hispanic or Latinx	—	—	—
Native Hawaiian or Pacific Islander	—	—	—
White	3	4	—
Two or More Races or Ethnicities	—	—	—
LGBTQ+	—	—	—
Board Diversity Matrix (as of April 29, 2022)
Total Number of Directors	8
	Female	Male	Non- Binary	Did Not Disclose
Part I: Gender Identity
Directors	2	4	—	2
Part II: Demographic Background				2
African American or Black	—	—	—
Alaskan Native or Native American	—	—	—
Asian	—	—	—
Hispanic or Latinx	—	—	—
Native Hawaiian or Pacific Islander	—	—	—
White	2	4	—
Two or More Races or Ethnicities	—	—	—
LGBTQ+	—	—	—
Executive Sessions
Our independent directors meet in executive session on a regularly scheduled basis. Each executive session of the independent directors is presided over by the Chairperson of the Board.
Director Candidates
The Nominating and Corporate Governance Committee is primarily responsible for identifying qualified director candidates for election to the Board and recommending to the Board the nominees for election as directors at any meeting of stockholders and the persons to be elected by the Board to fill any vacancies on the Board. To facilitate the search process, the Nominating and Corporate Governance Committee may solicit current directors and executive officers of the Company for the names of potentially qualified candidates or ask directors and executive officers to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders. Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from the Company and management, identifies potential conflicts of interest, and determines if candidates meet the qualifications desired by the

Nominating and Corporate Governance Committee for candidates for election as a director. Erica Rogers, one of our Class I Directors, was recommended by one of our outside legal advisors. Brenda Becker, another one of our Class I Directors, was recommended by Spencer Stuart, an executive search firm.
In evaluating the suitability of individual candidates (both new candidates and current Board members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board, in approving such candidates, may take into account many factors, including: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; strong finance experience; relevant social policy concerns; experience relevant to the Company’s industry; experience as a board member or executive officer of another publicly held company; relevant academic expertise or other proficiency in an area of the Company’s operations; diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other board members; diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience; practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and any other relevant qualifications, attributes or skills. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.
Stockholder Recommendation of Director Candidates
Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information, background materials and all other information required for nomination as set forth in the Amended and Restated Bylaws, to the Nominating and Corporate Governance Committee, c/o Secretary, Sight Sciences, Inc., 4040 Campbell Ave, Suite 100, Menlo Park, California 94025. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis and the nomination requirements set forth in the Amended and Restated Bylaws have been complied with, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying the same criteria, as it follows for candidates submitted by others.
Communications from Stockholders
The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Our Secretary is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the directors as considered appropriate.
Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Secretary and Chairperson of the Board consider to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications. Stockholders who wish to send communications on any topic to the Board should address such communications to the Board in writing: c/o Secretary, Sight Sciences, Inc., 4040 Campbell Ave, Suite 100, Menlo Park, California 94025.
Board Leadership Structure and Role in Risk Oversight
Our Amended and Restated Bylaws and Corporate Governance Guidelines provide the Board with flexibility to combine or separate the positions of Chairperson of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company. Currently, the roles of Chairperson of the Board and Chief Executive Officer are separate and distinct. Our Chairperson of the Board is independent and a majority of our Board is comprised of independent directors. Our Board believes that separation of the positions of Chairperson and Chief Executive Officer reinforces the independence of the Board from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of the Board as a whole. For these reasons, our Board has concluded that our current leadership structure is appropriate at this time.
Since our Chairperson of the Board is independent, we do not currently have a Lead Independent Director. However, our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate. If, in the future, the Chairperson of the Board is a member of management or does not otherwise qualify as independent, our Corporate Governance Guidelines provide for the appointment by the independent directors of a Lead Independent Director. The Lead Independent Director’s responsibilities would include, but would not be limited to, presiding over all meetings of the Board at which the Chairperson of the Board is not present, including any executive sessions of the independent directors, approving the Board’s meeting schedules and agendas, and acting as liaison between the independent directors of the Board and the Chief Executive Officer and the Chairperson of the Board.
Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.
Our Board is responsible for overseeing our risk management process. Our Board focuses on our general risk management strategy, the most significant risks facing us, and oversees the implementation of risk mitigation strategies by management and for overseeing management of regulatory risks. Our Audit Committee is responsible for discussing our policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which our exposure to risk is handled, and for overseeing management of our financial and cybersecurity risks and potential conflicts of interest. Our Nominating and Corporate Governance Committee manages risks associated with the independence of our Board and potential conflicts of interest and also has risk management responsibility for the Company’s non-financial compliance programs, and environmental, social and governance (“ESG”) programs. Our Compensation Committee is responsible for overseeing the management of risks relating to our executive and director compensation plans and arrangements.
Code of Ethics and Code of Conduct
We have a Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. You can access a copy of the Code of Business Conduct and Ethics in the “Corporate Governance” section of the “Investors” page of our website located at www.sightsciences.com. In addition, we intend to post on our website all disclosures that are required by law or the Nasdaq rules concerning any amendments to, or waivers from, any provision of the Code of Business Conduct and Ethics.
Anti-Hedging Policy
Our Board has adopted an Insider Trading Compliance Policy, which applies to all of our directors, officers and employees and any entities they control (the “Covered Persons”). The policy prohibits the Covered Persons from purchasing financial instruments such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, or that may cause an officer, director, or employee to no longer have the same objectives as the Company’s other stockholders.
Attendance by Directors at Meetings
Under our Corporate Governance Guidelines, a director is expected to spend the time and effort necessary to properly discharge his or her responsibilities. Accordingly, a director is expected to regularly prepare for and attend meetings of the Board and all committees on which the director sits, with the understanding that, on occasion, a director may be unable to attend a meeting. We do not maintain a formal policy regarding director attendance at annual meetings of stockholders, although it is expected that, absent compelling circumstances, directors will attend these meetings.
There were seven meetings of the Board during the fiscal year ended December 31, 2022. During the fiscal year ended December 31, 2022, each director attended at least 75% of the aggregate of (i) all meetings of the Board, and (ii) all meetings of the committees on which the director served during the period in which he or she served as a director or committee member. All eight members of the Board attended the 2022 Annual Meeting of Stockholders.

COMMITTEES OF THE BOARD
Our Board has established three standing committees—the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee—each of which operates under a charter that has been approved by our Board.
The current members of each of the Board committees and committee chairpersons are set forth below:
Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Brenda Becker			X
Staffan Encrantz			Chairperson
Tamara Fountain, M.D.	X		X
Erica Rogers	X	Chairperson
Valeska Schroeder, Ph.D.(1)		X
Donald Zurbay	Chairperson	X
(1)	Dr. Schroeder’s term as a member of the Board and as a member of the Compensation Committee will expire at the Annual Meeting. Dr. Schroeder is not standing for re-election at the Annual Meeting.
Audit Committee
Our Audit Committee oversees our accounting and financial reporting process, as well as the audits of our financial statements. Our Audit Committee’s responsibilities include, among other things:
•	appointing, approving the compensation of, and overseeing the independence of our registered public accounting firm;
•	overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports and other communications required to be made by such firm;
•
reviewing and discussing with management and the registered public accounting firm our annual audited financial statements and quarterly financial statements, including disclosures under the caption “management’s discussion and analysis of financial condition and results of operations” and the matters required to be discussed by applicable PCAOB standards and SEC rules;

•	coordinating the Board’s oversight of our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;
•	discussing our risk management policies;
•	meeting separately with our internal auditing staff, if any, registered public accounting firm and management;
•
reviewing our policies and procedures for reviewing and approving or ratifying any related-person transactions and conducting review and oversight of all related-person transactions for conflicts of interest; and

•	preparing the annual audit committee report required by SEC rules.
The Audit Committee charter is available on our website at www.sightsciences.com in the “Investors” section under “Committee Charters.” The current members of the Audit Committee are Tamara Fountain, M.D., Erica Rogers and Donald Zurbay. Mr. Zurbay currently serves as the Chairperson of the Audit Committee and is expected to continue serving as such following the Annual Meeting. Our Board has affirmatively determined that each member of the Audit Committee is independent for purposes of serving on an Audit Committee under SEC and Nasdaq rules.
The members of our Audit Committee meet the requirements for financial literacy under the applicable Nasdaq rules. In addition, our Board has determined that Mr. Zurbay qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K, and under the requirement in the Nasdaq rules that the Audit Committee have a financially sophisticated member.

The Audit Committee met four times in 2022.
Compensation Committee
Our Compensation Committee oversees the discharge of the responsibilities of the Board relating to the compensation and benefits of our executive officers and directors. Our Compensation Committee’s responsibilities include, among other things:
•	reviewing and approving, or recommending for approval by the Board, the compensation of our CEO and our other executive officers;
•	Overseeing and administering our cash and equity incentive plans and discharging any responsibilities imposed on the Compensation Committee by any of these plans;
•	reviewing and making recommendations to the Board with respect to director compensation;
•	reviewing and discussing annually with management our “Compensation Discussion and Analysis,” to the extent required; and
•	preparing the annual compensation committee report required by SEC rules, to the extent required.
The Compensation Committee charter is available on our website at www.sightsciences.com in the “Investors” section under “Committee Charters.” The current members of our Compensation Committee are Erica Rogers, Valeska Schroeder, Ph.D., and Donald Zurbay. Dr. Schroeder is not standing for re-election at the Annual Meeting and, following the meeting, Dr. Schroeder will no longer serve as a member of the Compensation Committee. Ms. Rogers currently serves as the Chairperson of the Compensation Committee and is expected to continue serving as such following the Annual Meeting. Our Board has affirmatively determined that each member of the Compensation Committee is independent for purposes of serving on a Compensation Committee under SEC and Nasdaq rules, and qualifies as a “non-employee director” as defined in Rule 16b-3 of the Exchange Act.
The Compensation Committee generally considers the Chief Executive Officer’s recommendations when making decisions regarding the compensation of non-employee directors and executive officers (other than the Chief Executive Officer). The Compensation Committee may, in its sole discretion, retain or obtain advice from compensation consultants, legal counsel or other advisors, to assist in carrying out its responsibilities and will consider the factors affecting independence required by SEC and Nasdaq rules in connection with retaining or obtaining the advice of such consultants, counsel and advisors. In 2022, the Compensation Committee engaged Compensia, Inc., a compensation consulting firm (“Compensia”), as the independent compensation consultant to the Compensation Committee and the Board. Compensia’s material responsibilities include assistance with: the periodic determination of the companies that constitute our peer group for compensation purposes; making decisions regarding the amount and types of compensation to provide our executive officers and non-employee directors; and our organizational approach to cash and equity compensation. Compensia reports directly to the Compensation Committee, and performs services for the Compensation Committee in accordance with the directives and guidance provided by the Compensation Committee. The Compensation Committee has considered the adviser independence factors required under SEC rules as they relate to Compensia and has determined that Compensia work does not raise a conflict of interest.
The Compensation Committee met six times in 2022.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee recommends to our Board nominees for election as directors and develops and maintains our corporate governance policies. Our Nominating and Corporate Governance Committee’s responsibilities include, among other things:
•	identifying individuals qualified to become members of the Board;
•	recommending to the Board the persons to be nominated for election as directors and to each committee of the Board;
•	developing and recommending to the Board corporate governance guidelines, and reviewing and recommending to the Board proposed changes to our corporate governance guidelines from time to time;
•	overseeing a periodic evaluation of the Board; and

•	overseeing the Company’s ESG program as well as compliance matters, such as healthcare compliance, that are not specifically within the purview of the Audit Committee and Compensation Committee.
The Nominating and Corporate Governance Committee charter is available on our website at www.sightsciences.com in the “Investors” section under “Committee Charters.” The current members of our Nominating and Corporate Governance Committee are Brenda Becker, Staffan Encrantz and Tamara Fountain, M.D. Mr. Encrantz currently serves as the Chairperson of the Nominating and Corporate Governance Committee and is expected to continue serving as such following the Annual Meeting. Our Board has affirmatively determined that each member of the Nominating and Corporate Governance Committee is independent for purposes of serving on a Nominating and Corporate Governance Committee under Nasdaq rules.
The Nominating and Corporate Governance Committee has the authority to consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders.
The Nominating and Corporate Governance Committee met three times in 2022.

EXECUTIVE AND DIRECTOR COMPENSATION
This section discusses the material components of the executive compensation program for our named executive officers. We are an “emerging growth company,” within the meaning of the JOBS Act, and have elected to comply with the reduced compensation disclosure requirements available to emerging growth companies.
For 2022, our named executive officers and their positions were:
•	Paul Badawi, President and Chief Executive Officer;
•	Jesse Selnick, former Chief Financial Officer; and
•	Sam Park, Chief Operating Officer.
This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt following the completion of this offering may differ materially from the currently planned programs summarized in this discussion.
2022 Summary Compensation Table
The following table sets forth all of the compensation awarded to or earned by or paid to our named executive officers during 2022 and 2021:
Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation($)(3)	All Other Compensation	Total
Paul Badawi President and Chief Executive Officer	2022	580,000	1,538,256	3,291,070	340,298	—	$5,749,624
	2021	424,167	—	7,929,746	226,495	—	$8,580,408
Jesse Selnick Chief Financial Officer(4)	2022	410,000	492,312	1,053,102	—	$5,125	$1,960,539
	2021	314,167	—	3,299,452	149,076	—	$3,762,695
Sam Park Chief Operating Officer	2022	380,000	422,232	903,285	148,636	$3,149	$1,857,302
	2021	322,917	—	880,005	150,328	—	$1,353,250
(1)	Amounts reflect the grant date fair value of RSUs granted during the year computed in accordance with ASC Topic 718.
(2)
Amounts reflect the grant date fair value of stock options granted during the year computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named executive officer. We provide information regarding the assumptions used to calculate the value of the stock option awards made to named executive officers in Note 11 to the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022 (the “2022 Annual Report”).

(3)
Amounts represent bonuses earned by our named executive officers under our annual cash incentive program. Refer to “—Annual Incentive Compensation” below for additional information regarding the annual cash incentive program for 2022.

(4)
Jesse Selnick stepped down as Chief Financial Officer and Treasurer of the Company on January 9, 2023. Per the terms of the Company’s 2022 cash bonus program, Mr. Selnick was not eligible to receive a cash bonus for 2022 due to his departure from the Company prior to payment of the cash bonus during the first quarter of 2023.

Narrative to Summary Compensation Table
Primary Elements of Our Executive Compensation Program
For 2022, the primary elements of our named executive officers’ compensation were base salary, annual cash incentive bonuses and long-term equity incentive compensation.

Base Salaries
The base salaries of our named executive officers are an important part of their total compensation package and are intended to reflect their respective positions, duties and responsibilities. In connection with our annual compensation review in the first quarter of 2022, each named executive officer received a base salary increase. For 2022, the named executive officers’ annual base salaries were:
Named Executive Offer	2022 Base Salary
Paul Badawi	$580,000
Jesse Selnick	$410,000
Sam Park	$380,000
Annual Cash Incentive Compensation
We maintain an annual cash incentive program for all employees who are not eligible for commissions and who are otherwise eligible to participate in the program, including our named executive officers. Participants in the bonus program may earn a performance-based cash bonus based on achievement of certain specified performance goals. With regard to our senior executives, one hundred percent of their 2022 cash bonuses were tied to achievement of specified corporate performance goals; the cash bonuses of other Company employees were determined with regard to achievement of individual performance metrics as well as achievement of the specified corporate performance goals. Corporate performance goals for the 2022 bonus program generally related to specified commercial (weighted 60%), clinical (weighted 20%) and financial (weighted 20%) objectives. For 2022, the named executive officers had the following target annual bonus amounts, expressed as a percentage of base salary received during the year:
Named Executive Offer	2022 Bonus Target
Paul Badawi	75%
Jesse Selnick	50%
Sam Park	50%
In February 2023, the Board determined the bonus payments with respect to 2022. The actual amounts of the 2022 annual bonuses paid to our named executive officers are included in the “Non-Equity Incentive Plan Compensation” column of the 2022 Summary Compensation Table above.
Equity Compensation
We generally offer stock options to our employees, including our named executive officers, as the long-term incentive component of our compensation program. Beginning in September 2021, new employees are offered restricted stock units in addition to stock options when their employment begins. Restricted stock units vest annually over a four-year period. Our stock options generally allow employees to purchase shares of our common stock at a price equal to the fair market value of our common stock on the date of grant, as determined by the Board. Stock options granted upon an employee’s commencing employment generally vest as to 25% of the underlying shares on the first anniversary of the date of grant and in equal monthly installments over the following three years. Subsequent grants to employees generally vest as to 1/48th of the shares underlying the stock option each month for four years following the date of grant. Historically, our stock options have been intended to qualify as “incentive stock options” to the extent permitted under the Internal Revenue Code.
Prior to the initial public offering of our common stock (our “IPO”) in July 2021, we granted equity awards under our 2011 Stock Incentive Plan, referred to below as the 2011 Plan. In connection with the IPO, we adopted a 2021 Incentive Award Plan, referred to below as the 2021 Plan. The 2021 Plan became effective on the day prior to our first public trading date. After the 2021 Plan became effective, we ceased making grants under the 2011 Plan. However, the 2011 Plan continues to govern the terms and conditions of the outstanding awards granted under it.
Retirement Plans and Other Employee Benefits
Our named executive officers are eligible to participate in our employee benefit plans and programs, including medical and dental benefits and life insurance, to the same extent as our other full-time employees, subject to the terms and eligibility requirements of those plans. We also sponsor a 401(k) defined contribution plan in which our named executive officers may participate, subject to limits imposed by the Code, to the same extent as our other full-time employees. We made employer contributions to the 401(k) plan for 2022 in an amount equal to 25% of the first 6% of eligible compensation deferred during 2022. We have not typically provided our executive officers with any perquisites, and none of the named executive officers received perquisites for 2022.
Employment, Severance or Change in Control Agreements
Effective on the date of our IPO, we entered into employment agreements with the named executive officers that superseded their offer letter agreements with us.
Under the employment agreements, if we terminate Mr. Badawi’s or Mr. Park’s employment without “cause” or the named executive officer resigns for “good reason” other than in connection with a change in control, subject to the execution and non-revocation of a separation agreement and release with the Company and compliance with restrictive covenants contained therein, the named executive officer will be entitled to receive (i) continued payment of base salary for 18 months for Mr. Badawi or 12 months for Mr. Park, (ii) any unpaid bonus earned for the year prior to the year of termination, (iii) for Mr. Badawi, a prorated annual bonus for the year of termination based on actual performance and payable when annual bonuses for such year are paid to other executives of the Company, and (iv) direct payment of or reimbursement for COBRA premiums, less the amount the named executive officer would have paid for coverage as an active employee, for up to 18 months for Mr. Badawi and 12 months for Mr. Park. If such a qualifying termination occurs on or within 12 months following the date of a change in control, subject to the execution and non-revocation of a separation agreement and release with the Company and compliance with restrictive covenants contained therein, the named executive officer will be entitled to receive, in lieu of the payments and benefits described above, (a) continued payment of the named executive officer’s base salary for 24 months for Mr. Badawi or 18 months for Mr. Park, (b) any unpaid bonus earned for the year prior to the year of termination, (c) a payment equal to 2 times for Mr. Badawi or 1.5 times for Mr. Park the named executive officer’s target annual bonus for the year of termination, (d) direct payment of or reimbursement for COBRA premiums, less the amount the named executive officer would have paid for coverage as an active employee, for up to 24 months for Mr. Badawi or 18 months for Mr. Park, and (e) for Messrs. Badawi and Park, all unvested equity or equity-based awards that vest solely based on the named executive officer’s continued employment or service with the Company will accelerate and vest in respect of 100% of the shares subject thereto.
In January 2023, the Company entered into a separation agreement with Mr. Selnick pursuant to which: (i) the Company paid Mr. Selnick cash severance in an amount equal to one year of Mr. Selnick’s then-effective base salary, or $410,000, in two equal installments of $205,000, less required payroll deductions, the first installment of which was paid within ten days of the effective date of the agreement, and the second installment of which was paid within 15 days after commencement of employment of Alison Bauerlein as Chief Financial Officer of the Company; (ii) Mr. Selnick provided certain CFO transition consulting services to the Company until the appointment of Ms. Bauerlein as Chief Financial Officer of the Company, and (iii) Mr. Selnick will provide certain other consulting services to the Company as may be agreed upon from time to time at a predetermined hourly rate. Pursuant to the terms of the separation agreement, Mr. Selnick did not receive a 2022 cash bonus payment, and he voluntarily agreed to void the equity acceleration provisions set forth in Section 4(b)(iii) of his employment agreement. As part of his separation from the Company, Mr. Selnick also entered into a customary release of claims.

Outstanding Equity Awards at 2022 Fiscal Year-End
The following table provides information about outstanding equity awards held by each of our named executive officers as of December 31, 2022.
	Option Awards					Stock Awards
Name	Vesting Start Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares of Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Paul Badawi	5/24/2021	257,290	392,710(1)	10.96	5/24/2031	87,800(2)	1,072,038	—	—
	5/24/2021	23,256	35,497(1)	24.00	7/13/2031
	1/1/2022	80,506	270,794(1)	17.52	2/8/2032
Jesse Selnick(3)	3/18/2019	7,500	2,500(4)	0.62	4/16/2029	28,100(2)	343,101	—	—
	5/24/2021	118,750	181,250(1)	10.96	5/24/2031
	1/1/2022	25,758	86,642(1)	17.52	2/8/2032
Sam Park	3/13/2020	16,668	25,000(4)	1.96	5/10/2030	24,100(2)	294,261	—	—
	7/30/2020	3,334	6,334(1)	1.96	7/29/2030
	5/24/2021	31,666	48,334(1)	10.96	5/24/2031
	1/1/2022	22,091	74,309(1)	17.52	2/8/2032
(1)	The option vests in 48 equal monthly installments following the vesting start date.
(2)	Represents RSUs that vest as to 25% on each of January 1, 2023; January 1, 2024; January 1, 2025; and January 1, 2026, subject to the officer’s continued service through the applicable vesting state.
(3)
Mr. Selnick stepped down as Chief Financial Officer and Treasurer of the Company effective as of January 9, 2023. Pursuant to the terms of his separation agreement with the Company, certain vesting acceleration provisions set forth in his employment agreement were voided. His equity awards are exercisable, or have terminated with respect to the unvested portions thereof, in accordance with the terms of the applicable award agreements.

(4)	The option vests as to 25% of the underlying shares on the first anniversary of the vesting start date and in 36 equal monthly installments thereafter.
Director Compensation
Prior to our IPO in July 2021, we were party to letter agreements with Ms. Rogers and Mr. Zurbay, our non-employee directors who were not affiliated with a significant stockholder, that provided for certain terms and conditions of their service on the Board, including annual retainers and the grant of equity awards. These arrangements were superseded by the non-employee director compensation program that we adopted effective upon our IPO.
For the portion of 2021 preceding our IPO, we paid Ms. Rogers and Mr. Zurbay annual cash retainers equal to $50,000, prorated for the partial year. In addition, in May 2021, each of Ms. Rogers and Mr. Zurbay received an option to purchase 30,000 shares of our common stock. The options had an exercise price of $10.96 per share, which the Board determined to be the fair market value per share of our common stock on the date of grant. The options vest monthly in 48 equal installments following the grant date and accelerate upon a Corporate Transaction (as defined in the 2011 Plan).
Under our non-employee director compensation program, which become effective upon our IPO, each non-employee director receives the following amounts for their services on the Board:
•
upon the director’s initial election or appointment to the Board that occurs after our IPO, a number of restricted stock units equal to $240,000 divided by the closing price of our common stock on the date of grant,

•
on the date of our annual meeting, if the director has served on the Board for at least six months as of the date of an annual meeting of stockholders, a number of restricted stock units equal to $120,000 divided by the closing price of our common stock on the date of grant,

•	an annual director fee of $40,000, and
•	if the director serves on a committee of the Board or in the other capacities stated below, an additional annual fee as follows:
○	non-executive chairperson of the board, $37,500,
○	lead independent director, $25,000,
○	chairperson of the audit committee, $20,000,
○	audit committee member other than the chair, $10,000,
○	chairperson of the compensation committee, $15,000,
○	compensation committee member other than the chairperson, $7,500,
○	chairperson of the nominating and governance committee, $10,000, and
○	nominating and governance committee member other than the chair, $5,000.
Restricted stock units granted upon a director’s initial election or appointment vest in three equal annual installments following the date of grant. The restricted stock units granted annually to directors vest in a single installment on the earlier of the day before the next annual meeting or the first anniversary of the date of grant. In addition, all unvested restricted stock units vest in full upon the occurrence of a change in control.
Director fees under the program are payable in arrears in quarterly installments not later than the fifteenth day following the final day of each calendar quarter and prorated for any portion of a quarter that a director is not serving as a non-employee director or a committee member on our board. No fee is payable in respect of any period prior to the effective date of the program.
Mr. Badawi, our Chief Executive Officer, and Dr. Badawi, our Chief Technology Officer, both served on the Board during 2022 but have not been included in the 2022 Director Compensation Table below because they did not receive any additional compensation for this service. Information regarding Mr. Badawi’s and Dr. Badawi’s 2022 compensation is included in the 2022 Summary Compensation Table, Outstanding Equity Awards at 2022 Fiscal Year-End table and associated narrative disclosure above.
2022 Director Compensation Table
The following table sets forth all compensation paid or awarded to our non-employee directors during fiscal year 2022. The amounts set forth in the table have been calculated in accordance with applicable SEC rules, and do not necessarily reflect the amounts that have actually been paid to, or which may be realized by, such directors.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Brenda Becker	35,852	240,000	275,852
Staffan Encrantz	91,515	120,000	211,515
Tamara Fountain, M.D.(2)	—	—	—
Mack Hicks(3)	50,000	120,000	170,000
Andrew Offer(4)	8,654	—	8,654
Erica Rogers	62,967	120,000	182,967
Valeska Schroeder, Ph.D.	48,516	120,000	168,516
Donald Zurbay	66,162	120,000	186,162
(1)
Amounts reflect the grant date fair value of the RSUs granted during the given year computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of the stock option awards made to named executive officers in Note 8 to the audited consolidated financial statements included in the 2022 Annual Report.

(2)
Dr. Fountain joined our Board in July 2022 but due to certain conflict of interest requirements arising out of her previous tenure as President of the America Academy of Ophthalmology, she declined compensation for her service as a director during 2022. Commencing January 1, 2023, Dr. Fountain became eligible to receive cash and equity compensation per the terms of our non-employee director compensation program.

(3)
Effective January 5, 2023, Mr. Hicks stepped down as a Class II Director and as a member of the Audit Committee. Mr. Hicks’ RSUs granted in fiscal year 2022 remained unvested as of January 5, 2023 and were forfeited as a result of his departure.

(4)	Effective March 4, 2022, Mr. Offer stepped down as a Class I Director and as a member of the Audit Committee.

The table below shows the aggregate numbers of option awards (exercisable and unexercisable) and RSUs held as of December 31, 2022 directly by each non-employee director who was serving as of December 31, 2022.
Name	Options Outstanding at Fiscal Year End	Restricted Stock Units Outstanding at Fiscal Year End(1)
Brenda Becker	—	17,923
Staffan Encrantz	—	11,940
Tamara Fountain, M.D.	—	—
Mack Hicks	—	11,940
Erica Rogers	100,000	11,940
Valeska Schroeder, Ph.D.	—	11,940
Donald Zurbay	90,000	11,940
(1)	Reflects shares of common stock each person below has the right to acquire within 60 days of April 11, 2023 upon the vesting and settlement in full of RSUs granted in fiscal year 2022.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to holdings of our common stock by: (i) stockholders who beneficially owned more than 5% of the outstanding shares of our common stock, and (ii) each of our directors (which includes all nominees), each of our named executive officers, and all directors and executive officers as a group as of April 11, 2023, unless otherwise indicated. The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power. Applicable percentage ownership is based on 48,452,192 shares of common stock outstanding as of April 11, 2023. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options, or other rights held by such person that are currently exercisable or will become exercisable within 60 days of April 11, 2023 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each beneficial owner listed below is Sight Sciences, Inc., 4040 Campbell Ave, Suite 100, Menlo Park, California 94025. We believe, based on information provided to us, that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.
Name of Beneficial Owners	Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding Common Stock
Significant Stockholders and Affiliated Entities:
Entities associated with Allegro Investment Fund, L.P.(1)	4,654,574	9.61%
D1 Capital Partners L.P.(2)	5,852,036	12.08%
KCK Ltd.(3)	4,776,232	9.86%
Directors and Named Executive Officers:
Paul Badawi(4)	5,727,212	11.82%
David Badawi, M.D.(5)	1,888,246	3.90%
Sam Park(6)	150,201	*
Staffan Encrantz(1)(7)	5,218,316	10.77%
Erica Rogers(8)	79,856	*
Valeska Schroeder, Ph.D.(9)	11,940	*
Donald Zurbay(10)	48,190	*
Brenda Becker	5,974	*
Tamara Fountain, M.D.	—	—
Catherine Mazzacco(11)	—	—
All Directors and Executive Officers as a group (11 individuals)	13,129,935	27.10%
*	Less than one percent.
(1)
Based solely on a Schedule 13D/A filed with the SEC on May 19, 2022 on behalf of Allegro Investment Fund, L.P. (“Allegro Investment Fund”), Allegro Investors LLC (“Allegro Investors”), Allegro Investment Inc. (“Allegro Investment” and, together with Allegro Investment Fund and Allegro Investors, “Allegro”) and Staffan Encrantz and information known to the Company. Consists of (i) 4,022,118 shares held by the Allegro Investment Fund, and (ii) 632,456 shares held by the Allegro Investors. Allegro Investment provides business management services to the Allegro Investment Fund and may be deemed to have sole power to vote and to dispose of the shares directly owned by the Allegro Investment Fund. Allegro Investment Fund’s general partner is Allegro Fund GP Ltd. (the “GP”). The members of the GP’s board of directors are Jennifer Le Chevalier, Stacy White, and Mr. Encrantz. Mr. Encrantz, a member of our Board, is the president and sole director of Allegro Investment and the sole member of the Allegro Investors and may be deemed to have sole power to vote and to dispose of the shares directly owned by the Allegro Investment Fund and the Allegro Investors. The principal address for the entities affiliated with Allegro is 525 Middlefield Road, Suite 220, Menlo Park, California 94025.

(2)
Based solely on a Schedule 13G filed on August 10, 2021 on behalf of D1 Capital Partners L.P. (the “Investment Manager”) and Daniel Sundheim (“Mr. Sundheim”). The Investment Manager is a registered investment adviser and serves as the investment manager of D1 Capital Partners Master LP (the “Investment Vehicle”). Mr. Sundheim may be deemed to indirectly beneficially own securities owned by the Investment Manager. The business address of each of D1 Capital Partners Master LP, D1, D1 Capital Partners L.P. and Mr. Sundheim is 9 West 57th Street, 36th Floor, New York, New York 10019.

(3)
Based solely on a Schedule 13G/A filed on February 13, 2023 on behalf of KCK Ltd. (“KCK”) and information known to the Company. The board of directors of KCK, consisting of Antoine Sacy, Kamal Kassar, and Nael Karim Kassar, has delegated its authority to vote or invest the shares to Nael Karim Kassar. As such, Nael Karim Kassar may also be deemed to have sole voting and investment with respect to the shares. KCK Medical Technologies (“KCK MedTech”) is a division of KCK-US Inc., a wholly owned subsidiary of KCK. Valeska Schroeder, Ph.D., a member of our Board, is a Managing Director of KCK MedTech. The principal address for KCK MedTech is 368 E. Campbell Avenue, Suite 200, Campbell, California 95008. The principal address for KCK is Corner House 4th Floor, 20 Parliament Street, Hamilton, HM 12, Bermuda.
(4)
Based on a Schedule 13G/A filed on February 14, 2023 and information known to the Company. Includes (i) 5,278,481 shares of common stock, and (ii) 448,731 shares of common stock which Mr. Badawi has the right to acquire upon the vesting of stock options within 60 days of April 11, 2023.

(5)	Includes (i) 1,485,790 shares of common stock, and (ii) 402,456 shares of common stock which Dr. Badawi has the right to acquire upon the vesting of stock options within 60 days of April 11, 2023.
(6)	Includes (i) 51,424 shares of common stock, and (ii) 98,777 shares of common stock which Mr. Park has the right to acquire upon the vesting of stock options within 60 days of April 11, 2023.
(7)
Includes (i) 4,654,574 shares of common stock Mr. Encrantz indirectly beneficially owns through the Allegro entities as explained in footnote 1 to this table, (ii) 551,802 shares of common stock Mr. Encrantz indirectly beneficially owns through the 1997 Staffan Encrantz and Margareta Encrantz Revocable Trust, of which Mr. Encrantz is a trustee, and (ii) 11,940 shares of common stock which Mr. Encrantz shall acquire upon the vesting and settlement of RSUs on June 7, 2023.

(8)
Includes (i) 11,940 shares of common stock Ms. Rogers shall acquire upon the vesting and settlement of RSUs on June 7, 2023, and (ii) 67,916 shares of common stock Ms. Rogers has the right to acquire upon the vesting of stock options within 60 days of April 11, 2023.

(9)	Reflects 11,940 shares of common stock Dr. Schroeder shall acquire upon the vesting and settlement of RSUs on June 7, 2023.
(10)
Includes (i) 11,940 shares of common stock Mr. Zurbay shall acquire upon the vesting and settlement of RSUs on June 7, 2023, and (ii) 56,250 shares of common stock Mr. Zurbay has the right to acquire upon the vesting of stock options within 60 days of April 11, 2023.

(11)
Ms. Mazzacco is a director nominee and does not own any common stock or stock options, RSUs or other securities that are currently exercisable or will become exercisable within 60 days of April 11, 2023.

CERTAIN RELATIONSHIPS AND RELATED-PERSON TRANSACTIONS
Policies and Procedures for Related-Person Transactions
Our Board has adopted a Related Person Transaction Policy, setting forth the policies and procedures for the review and approval or ratification of related-person transactions. Under the policy, our finance department is primarily responsible for developing and implementing processes and procedures to obtain information regarding related persons with respect to potential related-person transactions and then determining, based on the facts and circumstances, whether such potential related-person transactions do, in fact, constitute related-person transactions requiring compliance with the policy. If our finance department determines that a transaction or relationship is a related-person transaction requiring compliance with the policy, our Chief Financial Officer is required to present to the Audit Committee all relevant facts and circumstances relating to the related-person transaction. The Audit Committee must review the relevant facts and circumstances of each related-person transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party and the extent of the related person’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of our Code of Business Conduct and Ethics, and either approve or disapprove the related-person transaction. If advance Audit Committee approval of a related-person transaction requiring the Audit Committee’s approval is not feasible, then the transaction may be preliminarily entered into by management upon prior approval of the transaction by the chairperson of the Audit Committee subject to ratification of the transaction by the Audit Committee at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. If a transaction was not initially recognized as a related-person transaction, then upon such recognition the transaction will be presented to the Audit Committee for ratification at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. Our management will update the Audit Committee as to any material changes to any approved or ratified related-person transaction and will provide a status report at least annually of all then-current related-person transactions. No director may participate in approval of a related-person transaction for which he or she is a related person.
The following are certain transactions, arrangements and relationships with our directors, executive officers and stockholders owning 5% or more of our outstanding common stock, or any member of the immediate family of any of the foregoing persons, since January 1, 2021, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive and Director Compensation.”
Voting Agreement
We entered into a Third Amended and Restated Voting Agreement by and among us and certain of our stockholders, pursuant to which the following directors were initially designated to serve as members of the Board: Erica Rogers, Donald Zurbay and David Badawi. Paul Badawi was selected to serve on the Board in his capacity as our chief executive officer. Andrew Offer, Mack Hicks, Staffan Encrantz, and Valeska Schroeder were initially selected to serve on the Board as representatives of holders of our preferred stock, as designated by entities affiliated with Scientific Health Development II, Ltd., HH Sight Partners, L.P., Allegro Investment Fund, L.P., and KCK Ltd., respectively. Messrs. Offer and Hicks stepped down from our Board in March 2022 and January 2023, respectively, and Dr. Schroeder’s term will expire at the Annual Meeting.
Right of First Refusal and Co-Sale Agreement
We entered into a Third Amended and Restated Right of First Refusal and Co-sale Agreement, or the First Refusal and Co-Sale Agreement, with certain holders of our common stock, or the Key Holders, and our redeemable convertible preferred stock, which includes certain of our directors and executive officers, pursuant to which we have a right of first refusal in respect of certain sales of securities by our Key Holders. To the extent we do not exercise such right in full, the holders of our redeemable convertible preferred stock are granted certain rights of first refusal and co-sale in respect of such sale. The First Refusal and Co-Sale Agreement terminated immediately prior to the consummation of our IPO.
Indemnification Agreements
We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director (and in certain cases their related venture capital funds) and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.
Equity Incentive Awards Granted to Directors and Executive Officers
As of December 31, 2022, we have granted stock options and restricted stock units to certain of our directors and executive officers as more fully described in the section titled “Executive and Director Compensation.”

SOLICITATION OF PROXIES
The accompanying proxy is solicited by and on behalf of our Board, whose Notice of Annual Meeting of Stockholders is attached to this Proxy Statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.
Certain information contained in this Proxy Statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.
In connection with our solicitation of proxies for the Annual Meeting, we will file this Proxy Statement and the attached proxy card with the SEC. Stockholders and other interested parties may obtain this Proxy Statement (and any amendments and supplements thereto) and other documents we file with the SEC from time to time without charge from the SEC’s website at: www.sec.gov.
STOCKHOLDER PROPOSALS
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2024 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our principal executive offices at 4040 Campbell Ave, Suite 100, Menlo Park, California 94025 in writing not later than December 27, 2023.
Stockholders intending to present a proposal at the 2024 Annual Meeting of Stockholders, or to nominate a person for election as a director, but to not include the proposal or nomination in our proxy statement, must comply with the requirements set forth in our Amended and Restated Bylaws. Our Amended and Restated Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the 120th day and not later than the 90th day prior to the anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination no earlier than February 9, 2024 and no later than March 10, 2024. The notice must contain the information required by the Amended and Restated Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2024 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after June 8, 2024, then our Secretary must receive such written notice not later than the 90th day prior to the 2024 Annual Meeting of Stockholders or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by us.
In addition to satisfying the foregoing requirements under our Amended and Restated Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 9, 2024.
We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our executive officers, directors, and persons who own more than 10% of a registered class of securities to file initial reports of ownership of our common stock and reports of changes in such ownership with the SEC. To our knowledge, all required filings pursuant to Section 16(a) were timely made during fiscal year 2022, except for the filings identified below:
•	a statement of change of beneficial ownership of securities on Form 4 for Jesse Selnick was inadvertently not filed on a timely basis. A Form 4 was filed for Mr. Selnick on May 23, 2022;
•
a statement of change of beneficial ownership of securities on Form 4 for each of Staffan Encrantz, Mack Hicks, Erica Rogers, Valeska Schroeder, Ph.D., and Donald Zurbay was inadvertently not filed on a timely basis. A Form 4 was filed for each of these persons on August 5, 2022; and

•	a statement of change of beneficial ownership of securities on Form 4 for Sam Park was inadvertently not filed on a timely basis. A Form 4 was filed for Mr. Park on January 5, 2023.

ANNUAL REPORT ON FORM 10-K
A copy of the 2022 Annual Report, including the financial statements and schedules thereto (but not including exhibits), as filed with the SEC, will be sent to any stockholder of record on April 11, 2023 without charge upon written request addressed to:
Sight Sciences, Inc.
Attention: Secretary
4040 Campbell Ave, Suite 100
Menlo Park, CA 94025
A reasonable fee will be charged for copies of exhibits. You also may access this Proxy Statement and the 2022 Annual Report at www.proxyvote.com or at www.sightsciences.com.
OTHER MATTERS
Our Board is not aware of any matters to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies named on the Company’s proxy card will vote thereon in their discretion.
It is important that your shares be represented at the Annual Meeting regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting online, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in this Proxy Statement. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further proxy solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.
By Order of the Board of Directors

/s/ Paul Badawi
Paul Badawi
President and Chief Executive Officer

Menlo Park, California
April 26, 2023

SIGHT SCIENCES

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Annual Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on June 7, 2023. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Annual Meeting - Go to **www.virtualshareholdermeeting.com/SGHT2023**

You may attend the Annual Meeting via the Internet and vote during the Annual Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on June 7, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V13297-P91477 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SIGHT SCIENCES, INC.

The Board of Directors recommends you vote FOR the following proposal:

	For All	Withhold All	For All Except
1. Election of Class II Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Staffan Encrantz
02) Catherine Mazzacco

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. Ratification of the appointment of Deloitte & Touche LLP as Sight Sciences, Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2023.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

V13298-P91477

SIGHT SCIENCES, INC.
2023 Annual Meeting of Stockholders
June 8, 2023 9:00 A.M., Pacific Time
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) of Sight Sciences, Inc. hereby appoint(s) Paul Badawi and Alison Bauerlein, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock, of Sight Sciences, Inc. that the stockholder(s) is/are entitled to vote at the 2023 Annual Meeting of Stockholders to be held at 9:00 A.M., Pacific Time on Thursday, June 8, 2023 via live webcast accessible at www.virtualshareholdermeeting.com/SGHT2023, and any continuation, postponement or adjournment thereof.

Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the 2023 Annual Meeting of Stockholders by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the 2023 Annual Meeting of Stockholders or any continuation, postponement or adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

Continued and to be signed on reverse side